Exhibit 4.1

Spire Alabama Inc.

Third Supplement to Master Note Purchase Agreement

Dated as of December 2, 2019

Re:

$100,000,000 2.88% Series 2019B Senior Notes

due December 1, 2029

Spire Alabama Inc.

2101 6th Avenue North

Birmingham, AL 35203

Dated as of December 2, 2019

To the Purchasers named in

Schedule A hereto

Ladies and Gentlemen:

This Third Supplement to Master Note Purchase Agreement (this or the “Third Supplement”) is between Spire Alabama Inc., an Alabama corporation (as successor to Alabama Gas Corporation, the “Company”), and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

Reference is hereby made to that certain Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of June 5, 2015 (the “Master Note Purchase Agreement”), as supplemented by (i) that certain First Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of December 1, 2017 (the “First Supplement”) and (ii) that certain Second Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of January 15, 2019 (the “Second Supplement”; and, together with the First Supplement and the Master Note Purchase Agreement as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).  All capitalized definitional terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement.  Reference is further made to Section 1.2 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Purchasers as follows:

1.The Company has authorized the issue and sale of its $100,000,000 aggregate principal amount 2.88% Series 2019B Senior Notes due December 1, 2029 (the “Series 2019B Notes”).  The Series 2019B Notes, together with the Series 2019A Notes, the Series 2017 Notes, and the Series 2015 Notes initially issued pursuant to the Second Supplement, the First Supplement, and the Master Note Purchase Agreement, respectively, and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 1.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement).  The Series 2019B Notes shall be substantially in the form set out in Exhibit B hereto with such changes therefrom, if any, as may be approved by the Purchasers and the Company.

2.Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series 2019B Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

3.The execution of this Supplement and the sale and purchase of the Series 2019B Notes to be purchased by each Purchaser shall occur at 10:00 A.M., Chicago time, at a closing (the “Closing”) on December 2, 2019 or on such other Business Day thereafter on or prior to December 31, 2019 as may be agreed upon by the Company and the Purchasers.  The Closing shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603.  At the Closing, the Company will deliver to each Purchaser the Series 2019B Notes to be purchased by such Purchaser in the form of a single Series 2019B Note (or such greater number of Series 2019B Notes in denominations of at least $250,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company, with wire instructions to be provided by the Company to the Purchaser at least three Business Days prior to the Closing date in accordance with Section 4.  If, at the Closing, the Company shall fail to tender such Series 2019B Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.The obligation of each Purchaser to purchase and pay for the Series 2019B Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement (giving effect to any changes to the representations and warranties set forth in the Note Purchase Agreement effectuated by this Supplement) with respect to the Series 2019B Notes to be purchased at the Closing, and to the following additional conditions:

(a)Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of the Closing and the Company shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(b)The Company shall have consummated the sale of the entire principal amount of the Series 2019B Notes scheduled to be sold at the Closing, pursuant to this Supplement.

5.(a) As provided therein, the entire unpaid principal balance of each Series 2019B Note shall be due and payable on December 1, 2029 thereof.

(b)Optional Prepayments without Make-Whole Amount.  Prior to September 1, 2029, the Company may, at its option, in accordance with, and upon notice as provided in, Section 8.2 of the Master Note Purchase Agreement, prepay at any time all, or from time to time any part of, the Series 2019B Notes (but if in part then in a minimum aggregate principal amount of $100,000), at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  On and after September 1, 2029, the Company may, at its option, upon notice as provided Section 8.2 of the Master Note Purchase Agreement, prepay at any time all the Series 2019B Notes, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, but without payment of the Make-Whole Amount.

6.The term “Make-Whole Amount” means, with respect to any Series 2019B Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2019B Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Series 2019B Note, the principal of such Series 2019B Note that is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Series 2019B Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2019B Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Series 2019B Note, the sum of (a) 0.50% (50 basis points) plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of such Series 2019B Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Series 2019B Note, the sum of (x) 0.50% (50 basis points) plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of such Series 2019B Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2019B Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Series 2019B Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 of the Note Purchase Agreement or Section 12.1 of the Note Purchase Agreement.

“Settlement Date” means, with respect to the Called Principal of any Series 2019B Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

7.For the purpose of the Note Purchase Agreement and this Supplement, the terms below have the following meanings with respect to any holder of a Series 2019B Note:

“Parent” shall mean Spire Inc., a Missouri corporation.

“Wells Facility” means the Loan Agreement, dated as of December 14, 2016, as amended by the First Amendment to Loan Agreement dated as of October 31, 2018 or as it may be subsequently be amended, renewed, restated, replaced or otherwise modified from time to time, amongst the Parent, the Company, Spire Missouri Inc., a Missouri corporation, the banks from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the banks, or any successor thereto.

8.Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date of the Closing with respect to the purchase of the Series 2019B Notes by such Purchaser.

9.Except as otherwise required by applicable law, the Company agrees that it will not withhold from any applicable payment to be made to a holder of a Note that is not a United States Person any tax so long as such holder shall have delivered to the Company (in such number of copies as shall be requested) on or about the date on which such holder becomes a holder under this Supplement (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, as well as the applicable U.S. Tax Compliance Certificate substantially in the form attached as Exhibit C, in both cases correctly completed and executed.

10.Subject to the terms of this Supplement, the Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

* * * * *

           The execution hereof shall constitute a contract between the Company and the Purchasers for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Spire Alabama Inc.

By  /s/ Adam Woodard

Name: Adam Woodard
Title: Treasurer

Signature page to Third Supplement to Master Note Purchase Agreement

Accepted as of December 2, 2019

The Northwestern Mutual Life Insurance Company

By:	Northwestern Mutual Investment Management Company, LLC, its investment advisor

By:	/s/ Howard Stern
Name: Howard Stern
Title: Managing Director

The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account

By:	/s/ Howard Stern
Name: Howard Stern
Title: Authorized Representative

Spire Alabama Inc.

Signature page to Third Supplement to Master Note Purchase Agreement

Accepted as of December 2, 2019

MetLife Insurance K.K.
by MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ John Tanyeri
Name: John Tanyeri
Title: Authorized Signatory

Brighthouse Life Insurance Company
by MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ Judith A. Gulotta
Name: Judith A. Gulotta
Title: Authorized Signatory

RSUI Indemnity Company
by MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ Frank Monfalcone
Name: Frank Monfalcone
Title: Authorized Signatory

Swiss Re Life & Health America Inc.
by MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ Judith A. Gulotta
Name: Judith A. Gulotta
Title: Authorized Signatory

Spire Alabama Inc.

Signature page to Third Supplement to Master Note Purchase Agreement

Pensionskasse des Bundes PUBLICA
by MetLife Investment Management Limited, as Investment Manager

By:	/s/ Annette Bannister
Name: Annette Bannister
Title: Authorised Signatory

Spire Alabama Inc.

Signature page to Third Supplement to Master Note Purchase Agreement

Accepted as of December 2, 2019

New York Life Insurance Company

By	/s/ Jessica L. Maizel
Name: Jessica L. Maizel
Title: Corporate Vice President

New York Life Insurance and Annuity Corporation

By:	NYL Investors LLC, its Investment Manager

By	/s/ Jessica L. Maizel
Name: Jessica L. Maizel
Title: Senior Director

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)

By:	NYL Investors LLC, its Investment Manager

By	/s/ Jessica L. Maizel
Name: Jessica L. Maizel
Title: Senior Director

Spire Alabama Inc.

Signature page to Third Supplement to Master Note Purchase Agreement

Accepted as of December 2, 2019

THE BANK OF NEW YORK MELLON, A BANKING CORPORATION ORGANIZED UNDER THE LAWS OF NEW YORK, NOT IT ITS INDIVIDUAL CAPACITY BUT SOLELY AS TRUSTEE UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF JULY 1ST, 2015 BETWEEN NEW YORK LIFE INSURANCE COMPANY, AS GRANTOR, JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), AS BENEFICIARY, JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, AS BENEFICIARY, AND THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	New York Life Insurance Company, its attorney-in-fact

By	/s/ Jessica L. Maizel
Name: Jessica L. Maizel
Title: Corporate Vice President

Spire Alabama Inc.

Signature page to Third Supplement to Master Note Purchase Agreement

Accepted as of December 2, 2019

American United Life Insurance Company

By	/s/ David M. Weisenberger
Name: David M. Weisenberger
Title: VP, Fixed Income Securities

Spire Alabama Inc.

Signature page to Third Supplement to Master Note Purchase Agreement

Information Relating to Purchasers

Name of Purchaser	Principal Amount of Notes to be Purchased
The Northwestern Mutual Life Insurance Company	$51,480,000

I. The Northwestern Mutual Life Insurance Company

II.  All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, the amount of the interest and/or redemption (as applicable) and the identity of the security as to which payment is being made.

Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions for The Northwestern Mutual Life Insurance Company.

E-mail:  payments@northwesternmutual.com

Phone: (414) 665-1679

III.  All notices with respect to confirmation of payments on account of the Notes shall be delivered or mailed to:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Investment Operations

E-mail: payments@northwesternmutual.com

Phone: (414) 665-1679

IV.  All other communications including any permitted electronic delivery of financial and business information (or any notices related thereto) shall be delivered or mailed to:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Securities Department

E-mail: privateinvest@northwesternmutual.com

With a copy to:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Timothy S. Collins, Managing Director

                 Andrew T. Julian, Director

E-mail: timothycollins@northwesternmutual.com

             andrewjulian@northwesternmutual.com

Schedule A

(to Supplement)

V. Address for delivery of the Notes: The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Martin G. Flyke
VI. If posted to IntraLinks or another document repository/hosted website, send to: Email: preautodownload@northwesternmutual.com
VII. Tax Identification No.: 39-0509570

Name of Purchaser	Principal Amount of Notes to be Purchased
The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account	$520,000

I. The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account

II.  All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, the amount of the dividend and/or redemption (as applicable) and the identity of the security as to which payment is being made.

Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions for The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account.

E-mail:  payments@northwesternmutual.com

Phone: (414) 665-1679

III.  All notices with respect to confirmation of payments on account of the Notes shall be delivered or mailed to:

The Northwestern Mutual Life Insurance Company

for its Group Annuity Separate Account

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Investment Operations

E-mail: payments@northwesternmutual.com

Phone: (414) 665-1679

IV.  All other communications including any permitted electronic delivery of financial and business information (or any notices related thereto) shall be delivered or mailed to:

The Northwestern Mutual Life Insurance Company

for its Group Annuity Separate Account

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Securities Department

E-mail: privateinvest@northwesternmutual.com

With a copy to:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention: Timothy S. Collins, Managing Director

                     Andrew T. Julian, Director

E-mail: timothycollins@northwesternmutual.com

               andrewjulian@northwesternmutual.com

V. Address for delivery of Notes: The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Martin G. Flyke
VI. If posted to IntraLinks or another document repository/hosted website, send to: Email: preautodownload@northwesternmutual.com
VII. Tax Identification No.: 39-0509570

Name of Purchaser	Principal Amount of Notes to be Purchased
METLIFE INSURANCE K.K. 1-3, Kioicho, Chiyoda-ku Tokyo, 102-8525 JAPAN	$ 8,800,000

(portfolio ADK,ADL,ADN,ADU,ADV,AEB,AEF,AEM,CUB,CUC,CUD,CUE,DGN,

DHN,DHO,DHP,DJG,DJH,MM1,TT3,TT4,TT9,UU2,UU4 - for USD non-GGA)

(Securities to be registered in the name of MetLife Insurance K.K.)

(1)  All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Beneficiary Bank:	The HongKong and Shanghai Banking Corporation Ltd
Beneficiary Bank BIC:	HSBCHKHHGCC
Beneficiary Account No.:	741-243737-201
Beneficiary Name:	MetLife Insurance K.K.
Intermediary Bank:	HSBC BANK USA NA
Intermediary Bank BIC:	MRMDUS33
Beneficiary Bank Account No.:	000044415
Additional Information:	Fedwire No.: 021001088 CHIPS No:0108

Ref:	PPN 84858# AD5 – SPIRE ALABAMA INC; 2.88% due 01-Dec-2029

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.  For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)  All notices and communications:

MetLife Asset Management Corp. (Japan)

Administration Department

Tokyo Garden Terrace Kioicho Kioi Tower 25F

1-3, Kioicho, Chiyoda-ku, Tokyo 102-8525 Japan

Attention: Administration Dept. Manager

Email:  saura@metlife.co.jp

With a copy to:

MetLife Insurance K.K.

c/o MetLife Investment Management, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention:  Shaun Oliver, Associate Director; Michael Brown, Associate

Emails: PPUCompliance@metlife.com; soliver@metlife.com; michael.t.brown@metlife.com; OpsPvtPlacements@metlife.com

With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance K.K.

c/o MetLife Investment Management, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email:  sec_invest_law@metlife.com

(3)  Original notes delivered to:

MetLife Insurance K.K.

c/o MetLife Investment Management, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention:  Sobara Simon-Hart, Senior Corporate Counsel

(4)  Taxpayer I.D. Number: 98-1037269 (USA) and 00661996 (Japan)

(5)  Tax Jurisdiction: Japan

(6)  UK Passport Treaty Number (if applicable): 43/M/359828/DTTP

Audit Requests:  Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to:  Metropolitan Life Insurance Company, Attn:  Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive – 5th Floor, Tampa, FL 33647

Name of Purchaser	Principal Amount of Notes to be Purchased
Swiss Re Life & Health America Inc. 175 King Street Armonk, New York 10504 United States	$ 4,500,000

(portfolio code GRA for USD)

Securities to be registered in the name of Swiss Re Life & Health America Inc.

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

USD
Bank	JP Morgan Chase Bank, New York
Swift	CHASUS33
ABA	021000021
Beneficiary Account No.	9009000127
Beneficiary Account Name	JPMorgan North America Insurance
Account No.	G 23001
Account	SL - Private Placements – Metlife
Ref:	PPN 84858# AD5 – SPIRE ALABAMA INC; 2.88% due 01-Dec-2029

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:

Swiss Re Life & Health America Inc.

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, NJ 07981

Attention:  Shaun Oliver, Associate Director; Michael Brown, Associate

Facsimile (973) 355-4250

Emails:  PPUCompliance@metlife.com and soliver@metlife.com; michael.t.brown@metlife.com;

and

Swiss Re Life & Health America Inc.

175 King Street

Armonk, New York 10504

United States

Attention: Luca Alberti (Luca_Alberti@swissre.com)

With a copy OTHER than with respect to deliveries of financial statements to:

Swiss Re Life & Health America Inc. c/o MetLife Investment Advisors, LLC One MetLife Way Whippany, NJ 07981 Attention: Chief Counsel-Investments Law (PRIV) Email: sec_invest_law@metlife.com

(3)	Original notes delivered to:

For overnight or standard mail
JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center
3rd Floor
Brooklyn, New York 11245-0001
Attention:  Physical Receive Department

For Street Deliveries (via messenger or walk up)
JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center
1st  Floor, Window 5
Brooklyn, New York 11245-0001
Attention:  Physical Receive Department
(Use Willoughby Street Entrance)

With COPIES OF THE NOTES emailed to LST.OPS.INFRA@swissre.com and
sobara.simon-hart@metlife.com

(4)	Taxpayer I.D. Number: 06-0839705

(5)	UK Passport Treaty Number (if applicable): N/A

Name of Purchaser	Principal Amount of Notes to be Purchased
Pensionskasse des Bundes PUBLICA Attn. Asset Management 3007 Bern, Switzerland	$ 3,300,000

(portfolio code PB1 for USD)

Securities to be registered in the name of Pensionskasse des Bundes PUBLICA

(6)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Currency:	USD
Bank Name:	JPMORGAN CHASE BANK, N.A.
SWIFT:	CHASUS33
Account No.:	001 0 962009
ABA:	021000021
Name:	CHASGB2L
FFC:	GB63CHAS60924241360786
Name:	PD_CORP_MET_DIR
Ref:	EAQ51 and PPN 84858# AD5 – SPIRE ALABAMA INC; 2.88% due 01-Dec-2029

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(7)	All notices and communications:

Publica

c/o MetLife Investment Management Limited

Investments, Private Placements

One MetLife Way

Whippany, NJ 07981

Attention:  Shaun Oliver, Associate Director; Michael Brown, Associate

Emails:  PPUCompliance@metlife.com    and    soliver@metlife.com; michael.t.brown@metlife.com;

With a copy OTHER than with respect to deliveries of financial statements to:

Pensionskasse des Bundes PUBLICA

Attn. Asset Management

Eigerstrasse 57

3007 Bern, Switzerland

Facsimile: +41 58 485 21 13

and

Publica c/o MetLife Investment Management Limited One MetLife Way Whippany, NJ 07981 Attention: Chief Counsel-Investments Law (PRIV) Email: sec_invest_law@metlife.com

(8)	Original notes delivered to:

JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center, 3rd Floor
Brooklyn, New York 11245-0001
Attention:  Physical Receive Department

Reference Account: GTI EAQ51
Reference:  Account Name - PD_CORP_MET_DIR

With COPIES OF THE NOTES emailed to sobara.simon-hart@metlife.com

(9)	Taxpayer I.D. Number: ZPV 230’763’575
(10)	Tax Jurisdiction: Switzerland
(11)	UK Passport Treaty Number (if applicable): 6/P/344506/DTTP

Name of Purchaser	Principal Amount of Notes to be Purchased
BRIGHTHOUSE LIFE INSURANCE COMPANY 11225 North Community House Road Charlotte, NC 28277	$ 2,200,000

(Portfolio 7PP)

(Securities to be registered in the name of Brighthouse Life Insurance Company)

(1)All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	NORTHERN CHGO/Trust
ABA Routing #:	071000152
Credit Wire Account#	5186061000
Further Credit Account Name:	BLIC MM 7YB_PP
Further Credit Account Number:	17-66316
Ref:	PPN 84858# AD5 – SPIRE ALABAMA INC; 2.88% due 01-Dec-2029

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)All notices and communications:

Brighthouse Life Insurance Company

c/o MetLife Investment Advisors, LLC, Investments - Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention:  Shaun Oliver, Associate Director; Michael Brown, Associate

Emails:  PPUCompliance@metlife.com   and   soliver@metlife.com; michael.t.brown@metlife.com;

With a copy OTHER than with respect to deliveries of financial statements to:

Brighthouse Life Insurance Company

c/o MetLife Investment Advisors, LLC, Investments Law

One MetLife Way

Whippany, New Jersey 07981

Attention: Chief Counsel-Investments Law (PRIV)

Email:  sec_invest_law@metlife.com

(3)Original notes delivered to:

Northern Trust

Attn: Daniel P. Murphy

50 South La Salle Street, M-27

Chicago, Illinois 60603

With COPIES OF THE NOTES emailed to sobara.simon-hart@metlife.com

(4)Taxpayer I.D. Number: 06-0566090

(5)Tax Jurisdiction: United States

(6)Tax Classification: C Corporation

(7)UK Passport Treaty Number (if applicable): 13/B/61653/DTTP

Name of Purchaser	Principal Amount of Notes to be Purchased
RSUI Indemnity Company 945 East Paces Ferry Road, Suite 1800 Atlanta, GA 30326-1125	$ 1,200,000

(Securities to be registered in the name of Hare & Co., LLC)

(1) All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:	The Bank of New York Mellon
SWIFT:	IRVTUS3N or
ABA:	021 000 018
Account No.:	GLA 111566
Sort Code:
FFC:	301476
Ref:	PPN 84858# AD5 – SPIRE ALABAMA INC; 2.88% due 01-Dec-2029

with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2) All notices and communications:

RSUI Indemnity Company

c/o MetLife Investment Advisors, LLC

Investments, Private Placements

One MetLife Way

Whippany, New Jersey 07981

Attention:  Shaun Oliver, Associate Director; Michael Brown, Associate

Facsimile (973) 355-4250

Emails: PPUCompliance @metlife.com    and    soliver@metlife.com; michael.t.brown@metlife.com;

With a copy OTHER than with respect to deliveries of financial statements to:

Leonard C. Sjostrom, CPA, CPCU

Senior Vice President, CFO

RSUI Group, Inc.

945 East Paces Ferry Road, Suite 1800

Atlanta, GA 30326-1125

404 260-3880 Direct

(3) Original notes delivered to:

The Depository Trust Company

570 Washington Blvd – 5th Floor

Jersey City, NJ 07310

Attn: BNY Mellon/Branch Deposit Department

REF: TRUST A/C# 301476

Please include in the cover letter accompanying the Notes a reference to the Purchaser's account number (RSUI Indemnity Company Private Placements; Account Number: 301476)

With COPIES OF THE NOTES emailed to sobara.simon-hart@metlife.com

(4) Taxpayer I.D. Number: 16-0366830

(5) Tax Jurisdiction: United States

(6) UK Passport Treaty Number (if applicable): [_______________________]

Name of Purchaser	Principal Amount of Notes to be Purchased
New York Life Insurance and Annuity Corporation	$10,750,000

See instructions on following page.

Also, with respect to any notices delivered electronically under clause 2 in the attached, please also send a copy to: jennifer_kusa@nylinvestors.com.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
(Tax I.D. No. 13-3044743)

(1) All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York
ABA No. 021-000-021
Swift Code: CHASUS33
Credit: New York Life Insurance and Annuity Corporation
General Account No. 323-8-47382

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds,

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention: Investment Services
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications:

New York Life Insurance and Annuity Corporation
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention: Private Capital Investors
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: 212-576-8340

(3) Note(s) to be registered in the name of: New York Life Insurance and Annuity Corporation

NYL Locked 2.26.2015 (Rev 12.2018)

Name of Purchaser	Principal Amount of Notes to be Purchased
New York Life Insurance Company	$7,250,000

See instructions on following page.

Also, with respect to any notices delivered electronically under clause 2 in the attached, please also send a copy to: jennifer_kusa@nylinvestors.com.

NEW YORK LIFE INSURANCE COMPANY
(Tax I.D. No. 13-5582869)

(1) All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York 10019
ABA No. 021-000-021
Swift Code: CHASUS33
Credit: New York Life Insurance Company
General Account No. 008-9-00687

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance Company
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention: Investment Services
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications:
New York Life Insurance Company
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010
Attention: Private Capital Investors
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: 212-576-8340

(3) Note(s) to be registered in the name of: New York Life Insurance Company

NYL Locked 2.26.2015 (Rev 12.2018)

Name of Purchaser	Principal Amount of Notes to be Purchased
The Bank of New York Mellon, a banking corporation organized under the laws of New York, not in its individual capacity but solely as Trustee under that certain Trust Agreement dated as of July 1st, 2015 between New York Life Insurance Company, as Grantor, John Hancock Life Insurance Company (U.S.A.), as Beneficiary, John Hancock Life Insurance Company of New York, as Beneficiary, and The Bank of New York Mellon, as Trustee Hare & Co., LLC (as nominee for the NYL- JH Trust)	$1,500,000

See instructions on following page.

Also, with respect to any notices delivered electronically under clause 2 in the attached, please also send a copy to: jennifer_kusa@nylinvestors.com.

(Tax I.D. No. 136062916)

(1) All payments by wire or intrabank transfer of immediately available funds to:

The Bank of New York Mellon
ABA 021-000-018
Swift Code: IRVTUS3N
GLA111566
f/f/c NEW YORK LIFE JH CLOSE PRIVATE 1804

Payments should include the following information in the field for details of payment: CUSIP, Security Description (if the CUSIP is not available), Rate, Maturity, Principal amount, Interest amount.

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

BNY Mellon
US Income
2 Hanson Place
Private placement Dept 10th floor
Brooklyn, NY 11217

with a copy sent electronically to:

TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to Purisima.Teylan@bnymellon.com, malinda.gomba.pollack@bnymellon.com, and NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications:

New York Life Insurance Company
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010
Attention: Private Capital Investors
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

NYL Locked 7.1.2015 (Rev 12.2018)

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: 212-576-8340

(3) Note(s) to be registered in the name of: Hare & Co., LLC

(4) Physical address for notes delivery.

Address for Mailing Certificates:
The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
Account # 491610 New York Life JH Close Private 1804

NYL Locked 7.1.2015 (Rev 12.2018)

Name of Purchaser	Principal Amount of Notes to be Purchased
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI30C)	$500,000

See instructions on following page.

Also, with respect to any notices delivered electronically under clause 2 in the attached, please also send a copy to: jennifer_kusa@nylinvestors.com.

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 30C)
(Tax I.D. No. 13-3044743)

(1) All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York
ABA No. 021-000-021
Swift Code: CHASUS33
Credit: NYLIAC SEPARATE BOLI 30C
General Account No. 304-6-23970

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds, with advice of such payments to:

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor Room 208
New York, New York 10010-1603
Attention: Investment Services
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2) All other communications:

New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor Room 208
New York, New York 10010-1603
Attention: Private Capital Investors
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention: Office of General Counsel
Investment Section, Room 1016
Fax #: 212-576-8340

NYL Locked 2.26.2015 (Rev 12.2018)

Name of Purchaser	Principal Amount of Notes to be Purchased
American United Life Insurance Company	$8,000,000

Purchaser:	American United Life Insurance Company

Issuer:	Spire Alabama, Inc.

Issuing:	Senior Note(s) due 2029

Closing:	12/02/2019

Issue:	2.88%

Amount:	$8,000,000.00

The original note(s) should be sent to:

The Depository Trust Company

Attn:  BNY Mellon/Branch Deposit Dept.

Acct # 186683 American United Life Ins. Co.

570 Washington Blvd. – 5th Floor

Jersey City, NJ  07310

Please send all POST-CLOSING documentation to:

American United Life Insurance Company

Attn: Mike Bullock, Securities Department

One American Square, Suite 1017

Post Office Box 368

Indianapolis, IN 46206

mike.bullock@oneamerica.com

Payment:	Spire Alabama, Inc. shall make payment of principal and interest on the note(s) in immediately available funds by wire transfer to the following bank account:

AMERICAN UNITED LIFE INSURANCE COMPANY

Bank of New York

ABA #:  021000018

Credit Account:  GLA111566

Account Name: American United Life Insurance Company

Account #: 186683

P & I Breakdown: (Insert)

Re:  (Insert PPN 84858# AD5 and credit name here)

Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.

The United States Tax I.D. Number of American United Life Insurance Company is 35-0145825.

Exhibit A

Supplemental Representations

The Company represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct in all Material respects as of the date of the Closing with respect to the Series 2019B Notes with the same force and effect as if each reference to “Series 2015 Notes” set forth therein was modified to refer to the “Series 2019B Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the Third Supplement.  The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

Section 5.3.Disclosure.  The Company has delivered to each Purchaser a copy of its financial statements listed in Schedule 5.5.  The Note Purchase Agreement, the Third Supplement, and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the Third Supplement and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (the Note Purchase Agreement, the Third Supplement, and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to August 14, 2019 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projections, budgets and other estimates, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  Except as disclosed in the Disclosure Documents, since September 30, 2019, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4.Organization and Ownership of Shares of Subsidiaries.  Schedule 5.4 to the Third Supplement is (except as noted therein), as of the date of the Closing a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary.

Section 5.13.Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Series 2019B Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than twenty-six (26) other Institutional Investors, each of which has been offered the Series 2019B Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2019B Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Exhibit A

(to Supplement)

Section 5.14.Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Series 2019B Notes to refinance existing debt and for general corporate purposes.  No part of the proceeds from the sale of the Series 2019B Notes under the Third Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 15% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 15% of the value of such assets.  As used in this Section 5.14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.Existing Indebtedness.  Except as described therein, Schedule 5.15 to the Third Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2019 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries (other than as permitted hereunder).  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $10,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

A-2

[Form of Series 2019B Note]

Spire Alabama Inc.

2.88% Series 2019B Senior Note, due December 1, 2029

No. 2019B-[__]	[Date]
$[_______]	PPN 84858# AD5

For Value Received, the undersigned, Spire Alabama Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Alabama, hereby promises to pay to [____________], or its registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on December 1, 2029, with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 2.88% per annum from the date hereof, payable semi-annually, on the 1st day of December and June in each year, commencing on June 1, 2020 and thereafter on the December 1 or June 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make‑Whole Amount, payable semi‑annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 4.88% and (ii) 2.0% over the rate of interest publicly announced by Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Commerce Bank or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Third Supplement dated as of December 2, 2019 to the Master Note Purchase Agreement, dated as of June 5, 2015 (as from time to time amended, restated and supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the provisions of the Note Purchase Agreement, including, without limitation, the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1 and Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the

Exhibit B

(to Supplement)

transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

[Signature Page Follows]

B-2

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Spire Alabama Inc.

By

Name:
Title:

B-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

Reference is hereby made to that certain Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of June 5, 2015 (the “Master Note Purchase Agreement”), as supplemented by (i) that certain First Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of December 1, 2017 (the “First Supplement”), (ii) that certain Second Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of January 15, 2019 (the “Second Supplement”), and (iii) that certain Third Supplement to Master Note Purchase Agreement between the Company and the purchasers listed on the Schedule A thereto and dated as of December 2, 2019 (the “Third Supplement”; and, together with the First Supplement, the Second Supplement, and the Master Note Purchase Agreement as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).  Unless otherwise defined herein, capitalized terms defined in the Note Purchase Agreement and used herein have the meanings given to them in the Note Purchase Agreement.

Pursuant to the provisions of Section 9 of the Third Supplement, the undersigned hereby certifies that:

(i)	it is the sole record and beneficial owner of the Notes in respect of which it is providing this certificate;
(ii)	it is not a bank within the meaning of Section 881(c)(3)(A) of the Code;
(iii)	it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code; and
(iv)	it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Company with a certificate of its non-U.S. Person status on IRS W-8BEN-E.

[Noteholder]
By: ______________________________________
Name:
Title:

Date: ________ __, ____

Exhibit C

(to Supplement)

Schedule 5.3

Disclosure Materials

None.

Schedule 5.3
(to Supplement)

Schedule 5.4

Organization and Ownership of Shares of Subsidiaries

None.

Schedule 5.4
(to Supplement)

Schedule 5.5

Financial Statements

•

Form 10-Q filed by Spire Inc., Spire Missouri Inc. and Spire Alabama Inc. for the quarterly periods ended December 31, 2018, March 31, 2019 and June 30, 2019: http://investors.spireenergy.com/filings-and-reports/sec-filings

•	Form 10-K filed by Spire Inc., Spire Missouri Inc. and Spire Alabama Inc. for the year ended September 30, 2017: http://investors.spireenergy.com/filings-and-reports/sec-filings
•	Form 10-K filed by Spire Inc., Spire Missouri Inc. and Spire Alabama Inc. for the year ended September 30, 2018: http://investors.spireenergy.com/filings-and-reports/sec-filings
•	Form 10-K filed by Spire Inc., Spire Missouri Inc. and Spire Alabama Inc. for the year ended September 30, 2019: http://investors.spireenergy.com/filings-and-reports/sec-filings

Schedule 5.5
(to Supplement)

Schedule 5.15

Existing Indebtedness

Issue Date	Maturity Date	Principal Amount	Interest Rate
12/1/2015	12/1/2045	$80,000	4.31%
1/14/2005	1/15/2020	$40,000	5.20%
12/22/2011	12/22/2021	$50,000	3.86%
9/15/2015	9/15/2025	$35,000	3.21%
1/15/2007	1/15/2037	$45,000	5.90%
1/12/2018	1/15/2048	$45,000	3.92%
1/15/2019	1/15/1949	$90,000	4.64%
12/1/2017	1/15/2058	$30,000	4.02%
		$415,000	4.43%

Short-term borrowings from Parent, as of 6/30/19$79,600,000

Schedule 5.15
(to Supplement)